UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 29, 2008

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Suite 200		40205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 28, 2008, Texas Roadhouse, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 24, 2008.  Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of such press release.

ITEM 7.01.  REGULATION FD DISCLOSURE

On July 23, 2008, the Company closed on the acquisitions of eight franchise restaurants, all in Tennessee. On July 29, 2008, but effective July 23, 2008, the Company closed on the acquisition of one additional franchise restaurant in Tennessee. The aggregate purchase price for the restaurants was approximately $10.6 million, subject to certain working capital adjustments. The purchase price for all transactions was paid in cash and funded through borrowings under the Company’s credit facility.

For accounting purposes, the financial results of all nine restaurants will be included in the Company’s financial results from the effective date forward. On a 12-month basis, the acquisitions are expected to add approximately $31 million of net revenue and approximately $0.003 per diluted share to earnings, excluding an estimated $0.1 million after-tax, acquisition-related charge to be recorded during the third quarter of fiscal 2008.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 EXHIBITS

99.1                           Press Release dated July 28, 2008.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: July 29, 2008	By:	/s/ SCOTT M. COLOSI
Scott M. Colosi
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

99.1	Press Release issued by the Company on July 28, 2008.